EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: VIRTUS INSIGHT TRUST
File Number: 811-7447
Registrant CIK Number: 0001003859
June 30, 2013

Sub-Item 77Q3

Series 13
72DD1/72DD2
Class A $1,917, Class C $, Class I $19,472
73A1/73A2
Class A $0.0140, Class C $, Class I $0.0270
74U1/74U2
Class A 135,653, Class C 26,329, Class I 722,242
74V1/74V2
Class A $9.47, Class C $9.28, Class I $9.77

Series 22
72DD1/72DD2
Class A $67, Class C $24, Class I $1,931
73A1/73A2
Class A $0.3353, Class C $0.2937, Class I $0.3492
74U1/74U2
Class A 189, Class C 78, Class I 5,256
74V1/74V2
Class A $11.00, Class C $10.98, Class I $10.97

Series 18
72DD1/72DD2
Class A $343, Class C $152, Class I $439
73A1/73A2
Class A $0.1137, Class C $0.0731, Class I $0.1273
74U1/74U2
Class A 3,698, Class C 2,252, Class I 4,590
74V1/74V2
Class A $10.75, Class C $10.75, Class I $10.75

Series 3
72DD1/72DD2
Class A $1,623, Class C $311, Class I $2,057
73A1/73A2
Class A $0.1313, Class C $0.0886, Class I $0.1456
74U1/74U2
Class A 11,417, Class C 3,348, Class I 12,045
74V1/74V2
Class A $11.06, Class C $11.06, Class I $11.05